Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER dated as of this 5th day of October, 2005, and effective as of October 6, 2005 (the "Agreement") among Fifth Avenue Acquisition II Corp., a Florida corporation ("Fifth Avenue"), SPECIALIZED SERVICES, INC., a Michigan corporation ("SSI") and the individual shareholders of Fifth Avenue listed in Exhibit A hereof (collectively the "Shareholders").

Whereas, SSI wishes to acquire and the Shareholders wish to transfer said the shares listed in Exhibit A, in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Now, therefore, Fifth Avenue, SSI and the Shareholders adopt this agreement and plan of merger and agree as follows:

1. PURSHASE OF STOCK
1.1. NUMBER OF SHARES. The Shareholders agree to transfer to SSI at the Closing (defined below) the number of shares of common stock of Fifth Avenue, $.001 par value per share (the "Fifth Avenue Shares"), shown opposite their names in Exhibit A and will be issued an aggregate of 1,100,000 shares of voting common stock of SSI, $.01 par value per share ("SSI Shares"), which shall equal (5%) percent of the total number of SSI Shares to be issued and outstanding following this Agreement.

1.2. EXCHANGE OF CERTIFICATES. Each Shareholder owning 400,000 shares of common stock Fifth Avenue shall surrender such certificate(s) for cancellation to SSI, and shall receive 366,666 newly issued shares of SSI the successor reporting company. The exchange of Fifth Avenue Shares by the Shareholders to SSI shares shall be effected by the delivery to SSI at the Closing of certificates representing the Fifth Avenue Shares.

1.3. FRACTIONAL SHARES. Intentionally left blank.

1.4. FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as SSI may request in order more effectively to sell, transfer, and assign the transferred stock to SSI and to confirm SSI's title thereto.

2. RATIO OF EXCHANGE.
Intentionally left Blank.

3. CLOSING.
3.1. TIME AND PLACE. The Closing contemplated herein shall be held as soon as possible at the offices of Fifth Avenue unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by the written agreement of the parties.

3.2. FORM OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

4. Intentionally left blank.

5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
The Shareholders, individually and separately, represent and warrant as follows:

5.1. TITLE TO SHARES. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of Fifth Avenue Shares which are listed in the attached schedule A and which they have contracted to exchange.

5.2. LITIGATION. There is no litigation or proceeding pending, or to any Shareholder's knowledge threatened, against or relating to the Fifth Avenue Shares held by the Shareholders.

6. REPRESENTATIONS AND WARRANTIES OF FIFTH AVENUE.
Fifth Avenue represents and warrants that:

6.1. CORPORATE ORGANIZATION. Fifth Avenue is a corporation duly organized and validly existing under the laws of the State of Florida and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

6.2. REPORTING COMPANY STATUS. Fifth Avenue has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form 10-SB which became effective on March 27, 2001 pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and is a reporting company pursuant to Section12(g) thereunder.

6.3. CAPITALIZATION. The authorized capital stock of Fifth Avenue consists of 20,000,000 shares of Common Stock, $.001 par value per share and 3,000,000 shares of preferred stock ("Fifth Avenue Shares"), of which 1,200,000 Fifth Avenue Common Shares are issued and outstanding and are owned of record and beneficially by the Shareholders listed on Exhibit A hereto.

6.5. ISSUED STOCK. All the outstanding Fifth Avenue Shares are duly authorized and validly issued, fully paid and non-assessable.

6.6. STOCK RIGHTS. Except as set out by schedule attached hereto, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Fifth Avenue Shares or any preferred stock issued or committed to be issued. The parties agree that no options have been granted under any Stock Option Plan nor will any be granted without the prior agreement of the parties hereto.

6.7. CORPORATE AUTHORITY. Fifth Avenue has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

6.8. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by Fifth Avenue’s board of directors.

6.9. SUBSIDIARIES. Fifth Avenue has no subsidiaries.

6.10. FINANCIAL STATEMENTS. The financial statements of Fifth Avenue dated as of September 30, 2002, which are part of the Form 10-QSB quarterly report of Fifth Avenue for the period ended September 30, 2002, which report has been filed with the SEC on November 20, 2002 ("Fifth Avenue Financial Statements"), fairly present the financial condition of Fifth Avenue as of the date therein in conformity with generally accepted accounting principles consistently applied.

6.11. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Fifth Avenue Financial Statements, Fifth Avenue did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

6.12. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Fifth Avenue since the date of the Fifth Avenue Financial Statements.

6.13. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of Fifth Avenue, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Fifth Avenue..

6.14. CONTRACTS. Except as set out by attached schedule, Fifth Avenue is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

6.15. TITLE. Except as set out by attached schedule, Fifth Avenue has good and marketable title to all the real property and good and valid title to all other property included in the Fifth Avenue Financial Statements. Except as set out in the balance sheet thereof, the properties of Fifth Avenue are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Fifth Avenue.

6.16. NO VIOLATION. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Fifth Avenue is subject or by which Fifth Avenue is bound.

7. REPRESENTATIONS AND WARRANTIES OF SSI.
SSI represents and warrants that:

7.1. CORPORATE ORGANIZATION AND GOOD STANDING. SSI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

7.2. CAPITALIZATION. SSI's authorized capital stock consists of 100,00,000 shares of Common Stock, $.001 par value per share ("SSI Shares"), of which 20,900,000 SSI Shares are issued and outstanding as of the date of this agreement.

7.3. ISSUED STOCK. All the outstanding SSI Shares are duly authorized and validly issued, fully paid and non-assessable.

7.4. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain SSI Shares nor are any SSI Shares committed to be issued except under this Agreement.

7.5. CORPORATE AUTHORITY. SSI has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

7.6. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by SSI's board of directors.

7.7. SUBSIDIARIES. SSI has no wholly owned active and/or inactive subsidiaries, except as disclosed to Fifth Avenue and Shareholders in writing.

7.8. FINANCIAL STATEMENTS. SSI's financial statements dated as of December 31, 2004 and 2003, copies of which will have been delivered by SSI to Fifth Avenue prior to the Closing Date, shall be audited by independent public accountants according the requirements of Regulation S-X promulgated by the SEC, and shall fairly present the financial condition of SSI as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied (the "SSI Financial Statements"). SSI acknowledges and agrees that as a condition to the Closing of this Agreement on the Closing Date, that the audited SSI Financial Statements for such periods must satisfy the requirements under the Exchange Act. The failure of SSI to provide audited SSI Financial Statements that fairly present the financial condition of SSI as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied within a date not more than sixty (60) days from the Closing Date, unless the parties shall mutually agree in writing to an extension of such date, shall constitute a breach of Section 9 below and shall be a basis for the termination of this Agreement as set forth under Section 13 hereto.

7.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the SSI Financial Statements, SSI did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

7.10. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of SSI since the date of the SSI Financial Statements.

7.11. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of SSI, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against SSI.

7.12. CONTRACTS. Except as set out by attached schedule, SSI is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement, other than as provided under this Agreement.

7.13. TITLE. Except as set out by attached schedule, SSI has good and marketable title to all the real property and good and valid title to all other property included in the SSI Financial Statements. Except as set out in the balance sheet thereof, the properties of SSI are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of SSI.

7.14. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by SSI for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the SSI Financial Statements are adequate to cover any such taxes that may be assessed against SSI in respect of its business and its operations during the periods covered by the SSI Financial Statements and all prior periods.

7.15. NO VIOLATION. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of SSI is subject or by which SSI is bound.

8. CONDUCT PENDING THE CLOSING
Fifth Avenue, SSI and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

8.1. No change will be made in the charter documents, by-laws, or other corporate documents of Fifth Avenue.

8.2. Fifth Avenue will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

8.3. SSI will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

8.4 SSI shall have prepared and delivered to the Shareholders and Fifth Avenue the SSI Financial Statements as proved in Section 7.8 above.

8.5. None of the Shareholders listed in exhibit A will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Fifth Avenue shares of common stock owned by them.

9. CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS
The Shareholder's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholders as appropriate:

9.1. SSI'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of SSI set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

9.2. SSI'S COVENANTS. SSI shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

9.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of SSI.

9.4. SUPPORTING DOCUMENTS OF SSI. SSI shall have delivered to the Shareholders supporting documents in form and substance reasonably satisfactory to the Shareholders, to the effect that:
(a) A good standing certificate from the jurisdiction of SSI's state of organization stating that SSI is a corporation duly organized, validly existing, and in good standing;
(b) Secretary's certificate stating that SSI is authorized capital stock is as set forth herein;
(c) Certified copies of the resolutions of the board of directors of SSI authorizing the execution of this Agreement and the consummation hereof;
(d) Secretary's certificate of incumbency of the officers and directors of SSI;
(e) SSI's Financial Statements; and
(f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

10. CONDITIONS PRECEDENT TO OBLIGATION OF SSI
SSI's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by SSI:

10.1. SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

10.2. SHAREHOLDERS' COVENANTS. The Shareholders shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

10.3. FIFTH AVENUE'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Fifth Avenue set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

10.4. FIFTH AVENUE'S COVENANTS. Fifth Avenue shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

10.5. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of Fifth Avenue.

10.6. SUPPORTING DOCUMENTS OF FIFTH AVENUE. Fifth Avenue shall have delivered to SSI supporting documents in form and substance reasonably satisfactory to SSI, to the effect that:
(a) A certificate from the jurisdiction of Fifth Avenue’s state of organization stating that Fifth Avenue is a corporation duly organized and validly existing;
(b) Secretary's certificate stating that Fifth Avenue is authorized capital stock is as set forth herein;
(c) Copies of the resolutions of the board of directors of Fifth Avenue authorizing the execution of this Agreement and the consummation hereof;
(d) Secretary's certificate of incumbency of the officers and directors of Fifth Avenue;
(e) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

11. POST-CLOSING CONDUCT AND COVENANTS.
For the period of two years following the Closing:
(a) SSI shall take all reasonable efforts and action necessary for SSI to remain current under the reporting requirements of the Exchange Act and for SSI Shares to remain subject to quotation on the OTC:BB or other national exchanges;
(b) SSI will take no action to terminate its registration under Section 12 the Exchange Act;
(c) SSI shall utilize the services of a recognized stock transfer agent and shall execute and deliver all necessary and proper documentation to effect in an expeditious manner the transfer of the SSI Shares subject to the requirements of the Federal securities laws; and
(d) The SSI Shares issued to the Shareholders under this Agreement shall be subject to "piggy-back" registration rights. SSI undertakes to include Shareholders SSI Shares in any registration statement filed by SSI under the Act, if such registration statement shall include any other persons SSI Shares for registration and resale, as selling shareholders. If the registration statement under the Act is solely for the purpose of SSI issuing and selling its securities to the public ("IPO"), then the Shareholders agree that this piggy-back registration right shall be deferred until selling shareholders shall be included in a registration statement under the Act.

12. TERMINATION.
This Agreement may be terminated by: (i) mutual consent in writing; (ii) Shareholders, SSI or Fifth Avenue if there has been a material misrepresentation or material breach of any warranty or covenant by any other party, specifically including the requirement that SSI satisfy its obligations to deliver SSI Financial Statements as required under this Agreement; or (iii) by any of the Shareholders, SSI or Fifth Avenue if the SEC does not "clear comments" with regard to the Form 8-K or amendment relating to the business combination of SSI and Fifth Avenue as required under the Services Agreement and therefore the Closing shall not have occurred.

13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
The representations and warranties of the Shareholders, SSI and Fifth Avenue set out herein shall survive the Closing.

15. ARBITRATION
15.1. SCOPE. The parties hereby agree that any and all under the terms of this Agreement will be resolved by arbitration before the American Arbitration Association within the County of New York, NY.

15.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the sites of the arbitration (and any requests for injunctive or other equitable relief) shall rest in the New York County, State of New York. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

15.3. APPLICABLE LAW. The law applicable to the arbitration and this Agreement shall be that of the State of New York, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

15.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

15.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

15.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this Agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this Agreement.

15.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

15.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

15.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, under this Agreement based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief, or rights of affiliates of the Shareholders under a separate securities compliance services agreement or a secured note and pledge agreement executed in connection with the securities compliance services agreement.

15.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this Agreement for any reason.

16. GENERAL PROVISIONS.
16.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

16.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

16.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

16.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Fifth Avenue, to:
Fifth Avenue Acquisitions II Corp.

c/o Richard Rubin

115 East 57th Street, Suite 1118

New York, NY 10022

If to SSI, to:
Specialized Services Inc.

23077 Greenfield Road, Suite 470

Southfield, MI 48075

If to the Shareholders, to:
c/o Richard Rubin

115 East 57th Street, Suite 1118

New York, NY 10022

16.5. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

16.6. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

16.7. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

16.8. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

16.9. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon and shall be dated.

16.10. EFFECTIVE DATE. The effective date of this Agreement shall be October 5, 2005.

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AMONG FIFTH AVENUE, SSI AND THE SHAREHOLDERS OF FIFTH AVENUE IN WITNESS WHEREOF, the parties has executed this Agreement.

FIFTH AVENUE ACQUISITION II CORP.

By: _______________
Richard Rubin, President

Specialized Services Inc

By: _______________
David Joseph, Chairman/CEO

Exhibit A

Number of Fifth Avenue Shares to be Surrendered	Number of SSI Shares to be Issued	Name of Shareholder	Address of Shareholder
400,000 Shares	366,666 Shares	Richard Rubin.	115 East 57th Street, Suite 1118, New York, NY 10022
400,000 Shares	366,666 Shares	Ivo Heiden	115 East 57th Street, Suite 1118, New York, NY 10022
400,000 Shares	366,666 Shares	Thomas J. Craft, Jr.	11000 Prosperity Farms Rd., Palm Beach Gardens, FL 33410

Fifth Avenue Acquisitions II Corp.	Specialized Services Inc
By: ________________________ Richard Rubin	By:_____________________ David Joseph, Chairman/CEO
SHAREHOLDERS OF FIFTH AVENUE ACQUISITION CORP.
STOCKHOLDER
By:___________________

STOCKHOLDER
By:___________________

STOCKHOLDER
By:____________________